Exhibit 3

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                       Names and Addresses of the Managers

                           J.P. Morgan Securities Inc.
                           270 Park Avenue, 7th floor
                            New York, New York 10017

                        Morgan Stanley & Co. Incorporated
                            1585 Broadway, 2nd floor
                            New York, New York 10036

                            Bear, Stearns & Co. Inc.
                               383 Madison Avenue
                            New York, New York 10179

                               UBS Securities LLC
                            677 Washington Boulevard
                               Stamford, CT 06901